Exhibit 23.1

Consent of Independent Auditors

To the Board of Directors

Empyrean Communications, Inc.

Houston, Texas

We hereby consent to the incorporation by reference in this Form S-8 of our report dated March 8, 2004 relating to the financial statements of Empyrean Communcations, Inc. for the year ended December 31, 2003.

May 28, 2004

Malone & Bailey, PLLC

www.malone-bailey.com

Houston, Texas